UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	82-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Invesco Real Estate Income Trust Inc. (the “Company”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) entered into an amendment, dated December 9, 2022 (the “Amendment”), to the Subscription Agreement, dated July 29, 2021, by and between the Company and MassMutual (the “Subscription Agreement”). MassMutual has a material financial interest in and the right to designate a member of the board of directors of Invesco, Ltd., the Company’s sponsor and ultimate parent of the Company’s adviser Invesco Advisers, Inc. (the “Adviser”).

Under the Subscription Agreement, MassMutual agreed to purchase up to $200 million in shares of Class N common stock of the Company (“Class N Shares”) upon the Company’s request at one or more closings held prior to January 29, 2023 (the 18-month anniversary of the date of the Subscription Agreement) in the Company’s private offering of Class N Shares exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. MassMutual previously agreed to purchase up to $200 million in Class N Shares in the Company’s private offering pursuant to the subscription agreement between the Company and MassMutual dated August 7, 2020 (the “Initial Subscription Agreement”), for a total commitment of up to $400 million. The Subscription Agreement granted MassMutual certain repurchase rights in connection with the Class N Shares acquired by MassMutual pursuant to the Subscription Agreement and the Initial Subscription Agreement (collectively, the “MassMutual Shares”).

The Amendment revises the terms of the Subscription Agreement to (1) allow the Company to recycle the capital committed by MassMutual through December 31, 2024, by providing that the Company may require MassMutual to purchase additional Class N Shares (the “Additional Shares”), in one or more closings, in an amount equal to the aggregate purchase price paid by MassMutual for Class N Shares that were subsequently repurchased by the Company and (2) revise MassMutual’s repurchase rights as described below.

Amendments to MassMutual’s Automatic Repurchase Rights

Before the Amendment went into effect, the Subscription Agreement required the Company to repurchase MassMutual Shares on a monthly basis at a price per share equal to the NAV per Class N Share as of the last day of the month preceding the Determination Date (as defined below) until it repurchased at least $200 million of MassMutual Shares.

The Amendment revises these automatic repurchase rights such that through December 31, 2024, the Company is not required to repurchase MassMutual shares on a monthly basis but may in its discretion repurchase MassMutual Shares on a monthly basis, at a price per share equal to the NAV per Class N share as of the last day of the month preceding the Determination Date (as defined below). In any month, the Company may repurchase an amount of MassMutual Shares with an aggregate repurchase price no greater than (1) the aggregate purchase price paid by MassMutual for MassMutual Shares (including any Additional Shares) less (2) the aggregate repurchase price paid to MassMutual by the Company.

Beginning January 1, 2025 and continuing until the Company has repurchased $200 million of MassMutual Shares (calculated as the aggregate repurchase price paid to MassMutual by the Company less the aggregate purchase price of any Additional Shares acquired by MassMutual), the Company will be required to repurchase MassMutual Shares on a monthly basis, subject to the following terms and conditions. The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares the Company will be required to repurchase in any month will be equal to (a) the sum of 100% of monthly net proceeds to the Company from the sale of shares of common stock to Invesco Global Property Plus Fund, a sub-fund of Invesco Global Real Estate Fund FCP-RAIF (the “IGP+ Fund”), which is managed by an affiliate of the Adviser, as of the Determination Date, plus (b) between 50% and 100% (in the Company’s discretion) of the monthly net proceeds to the Company from the sale of shares of common stock to persons other than the IGP+ Fund as of the Determination Date. For purposes of the Subscription Agreement, as revised by the Amendment, “Determination Date” means the date that is two business days prior to the first calendar day of the month in which the repurchase occurs.

In any month, MassMutual may elect to forgo the next monthly repurchase. At all times, the Company will limit monthly repurchases as necessary to ensure that the aggregate NAV of MassMutual Shares is not less than $50 million.

Amendments to MassMutual’s Repurchase Rights Upon Request

Before the Amendment went into effect, the Subscription Agreement provided that, upon (a) the expiration of the Lock-Up Period (as defined below) and (b) the Company’s having repurchased $200 million (based upon the aggregate repurchase price paid by the Company) of MassMutual Shares in accordance with MassMutual’s automatic repurchase rights, MassMutual will have the right to request that the Company repurchase any outstanding MassMutual Shares, subject to the terms described below. “Lock-Up Period” means the period beginning on September 28, 2020 and ending upon the earlier of (1) May 14, 2024 (the third anniversary of the date we commenced this public offering) and (2) the date that the Company’s aggregate NAV is at least $1.5 billion.

The Amendment revises these repurchase rights by allowing MassMutual’s repurchase rights upon request to operate simultaneously with MassMutual’s automatic repurchase rights such that beginning January 1, 2025, MassMutual will have the right to request that the Company repurchase any outstanding MassMutual Shares, subject to the terms described below.

Such repurchases will be made monthly upon written request of MassMutual at a price per share equal to the NAV per Class N Share as of the last day of the immediately preceding month. The repurchase price of MassMutual Shares may never be less than the applicable NAV per share for the month immediately preceding the month in which the repurchase occurs. MassMutual may revoke a repurchase request in writing at any time prior to the repurchase date.

The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that the Company will be required to repurchase in any month upon MassMutual’s request will be limited to no more than (a) 15% of the net proceeds to the Company from the sale of shares of common stock and securities convertible into shares of common stock to persons other than MassMutual and its affiliates in the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted, and (b) 1.5% of the Company’s aggregate NAV as of the last day of the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted.

The Company will not be required to repurchase (1) in any calendar year, more than $150 million of MassMutual Shares or (2) in any calendar month, MassMutual Shares with an aggregate repurchase price equal to more than 100% of the net proceeds to the Company from the sale of shares of Company common stock during such month.

MassMutual Shares are not eligible for repurchase under the Company’s share repurchase plan.

The summary of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to the Subscription Agreement, dated December 9, 2022, by and between Invesco Real Estate Income Trust Inc and Massachusetts Mutual Life Insurance Company

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ Beth A. Zayicek
Beth A. Zayicek
Chief Operating Officer

Date: December 15, 2022